UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 12, 2003

MIPS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24487	77-0322161
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1225 Charleston Road
Mountain View, CA  94043

(Address of Principal Executive Offices, including zip code)

(650) 567-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events and Regulation FD Disclosure.

On November 12, 2003, MIPS Technologies, Inc. issued a press release announcing that its stockholders voted to combine the outstanding Class A common stock and Class B common stock into one class of common stock.  A copy of the press release, which has previously been filed as an exhibit to a Form 8-K filed on November 12, 2003, is attached as Exhibit 99.1 to this Form 8-K.  Also on November 12, 2003, the Company’s Board of Directors amended the Company’s By-Laws to be effective on November 14, 2003.  A copy of the Amended and Restated By-Laws is attached as Exhibit 3.2 to this Form 8-K.

On November 13, 2003, MIPS Technologies, Inc. filed with the Delaware Secretary of State its Amended and Restated Certificate of Incorporation to be effective on November 14, 2003 at 12:01 a.m. (Delaware time).  A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 to this Form 8-K.  Also, on November 13, 2003, MIPS Technologies, Inc. issued a press release announcing that all shares of the Company’s combined common stock will now trade commencing November 14, 2003 under the ticker symbol “MIPS.”  A copy of the press release is attached as Exhibit 99.2 to this Form 8-K.

Item 7.           Financial Statements and Exhibits.

(c)               Exhibits

3.1                                       Amended and Restated Certificate of Incorporation.

3.2                                       Amended and Restated By-Laws.

99.1                                 Press Release, dated November 12, 2003, entitled “MIPS Technologies Stockholders Vote to Combine Outstanding ‘MIPS, MIPSB’ Common Stock.”

99.2                                 Press Release, dated November 13, 2003, entitled “MIPS Technologies’ Combined Common Stock Trading Under Ticker Symbol ‘MIPS.’”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 14, 2003

MIPS TECHNOLOGIES, INC.
(Registrant)

By:	/s/ KEVIN C. EICHLER
Kevin C. Eichler
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated By-Laws.

99.1	Press Release, dated November 12, 2003, entitled “MIPS Technologies Stockholders Vote to Combine Outstanding ‘MIPS, MIPSB’ Common Stock.”

99.2	Press Release, dated November 13, 2003, entitled “MIPS Technologies’ Combined Common Stock Trading Under Ticker Symbol ‘MIPS.’”